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                                                                    EXHIBIT 21.1

                                SUBSIDIARIES OF
                      UNITED INTERNATIONAL HOLDINGS, INC.

A. Subsidiaries Other than Subsidiaries Held through United and Philips Communications B.V.

NAME OF SUBSIDIARY                      JURISDICTION
------------------                      ------------

Antena Comunitaria Trelew S.A.          Argentina

Antena Television Comuntaria S.A.       Argentina

Atelco S.A.                             Argentina

Cable Total S.A.                        Argentina

Cable Star S.A.                         Peru

Cablevideo S.A.                         Argentina

Cablevision S.A.                        Chile

Cablevision Du-Ke S.A.                  Argentina

Cablevision Galvez S.A.                 Argentina

Century United Programming Venture      Australia
 Pty. Ltd.

Cerri Video Cable S.A.                  Argentina

Compania Teleinversora S.A.             Argentina

Compania Cableinversora S.A.            Argentina

CTV Pty Ltd.                            Australia

Cuernamu, S.A. DE C.V.                  Mexico

CV American Holdings, LLC               Delaware

CV Inversiones S.A.                     Argentina

Grupa Telecable de Mexico, S.A. de      Mexico
 C.V.

Hunan International                     China
 Telecommunications Company Limited

Ibercom, Inc.                           Delaware

Interactive Television Network, Inc.    Colorado

International Broadcasting Corporation  Thailand

Inversiones UIH Latin America Limitada  Chile

Inversora Multivision S.A.              Argentina

Inversora T.V. Cable S.A.               Argentina

Inversora Atelco Comodora S.A.          Argentina

Inversora Antena Comunitaria S.A.       Argentina

Joint Venture, Inc.                     Delaware

Margarita Television Multicanal, C.A.   Venezuela

MCG Management, Inc.                    Nebraska

Megacomm M. Servicios, S.A. de C.V.     Mexico

Monor Telefon Tarasag Rt.               Hungary

Monor Communications Group, Inc.        Delaware

Multicanal TPS, S.A.                    Spain

Multivision S.A.                        Argentina

Nidlo B.V.                              Netherlands
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NAME OF SUBSIDIARY                      JURISDICTION
------------------                      ------------

Plator Holding, B.V.                    Netherlands

Radio Satel S.A.                        Argentina

Red de Television y Servicios Por       Chile
 Cable S.A.

Research Enterprises, Inc.              Colorado

RPA Leasing, Inc.                       Colorado

RTS Telecommunications Services, Ltd.   Cyprus

RTS (US), Inc.                          Colorado

Sacsa, S.A.                             Argentina

Salstel Media Holdings Pty Limited      Australia

Satellite Telecommunications and        Russia
 Information Systems

Saturn Communications Limited           New Zealand

Sistemas UIH de Venezuela, C. A.        Venezuela

Societe Francaise des Communications    France
 et du Cable S.A.

Spanish Program Services, C.V.          Netherlands

STV Pty Limited                         South Australia

T.V. Cable, S.R. Ltda.                  Peru

Tara Television Limited                 Irish

Tara Television Global Ltd.             England

Tara Television (UK) Limited            England

Telecable Mexicano, S.A. de C.V.        Mexico

Telecable de Morelos, S.A. de C.V.      Mexico

Telecable de Chilpancingo, S.A. de      Mexico
 C.V.

Telefenua S.A.                          French Polynesia

Television Universidad de Talcia S.A.   Chile

TV Max Constitucion Limitada            Chile

TV Show Brasil, S/A                     Brazil

TV Cabo e Comunicacoes de Jundiai, S A  Brazil

TV Cable S.A.                           Argentina

U.D.P. Management Limited               Cyprus

UIH Asia Investment Co.                 Colorado

UIH Asia, Ltd.                          Colorado

UIH Asia/Pacific Communications, Inc.   Delaware

UIH Austar, Inc.                        Colorado

UIH Australia Holdings, Inc.            Colorado

UIH Australia/Pacific, Inc.             Colorado

UIH Brazil, Inc.                        Colorado

UIH Brazil SP, Inc.                     Colorado

UIH Canada, Inc.                        Canada

UIH Chile, Inc.                         Colorado

UIH China Holdings, Inc.                Colorado

UIH Communications, Inc.                Colorado

UIH do Brasil Tecnologia Ltda.          Brazil

UIH El Salvador, Inc.                   Colorado

UIH - GTS, Inc.                         Colorado

UIH Hunan, Inc.                         Colorado

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NAME OF SUBSIDIARY                      JURISDICTION
------------------                      ------------

UIH Hungary, Inc.                       Colorado

UIH Iberian Programming, Inc.           Colorado

UIH Latin America, Inc.                 Colorado

UIH Latin America Programming, Inc.     Colorado

UIH Management, Inc.                    Colorado

UIH Mexico, Inc.                        Colorado

UIH Mexico Resources, Inc.              Colorado

UIH Mexico Ventures, Inc.               Colorado

UIH Middle East, Inc.                   Colorado

UIH New Zealand Holdings, Inc.          Colorado

UIH Peru, Inc.                          Colorado

UIH Peru, S. A.                         Peru

UIH Philippines Holdings, Inc.          Colorado

UIH Programming, Inc.                   Colorado

UIH Programming - Malta Ltd.            England

UIH - SFCC Holdings, L.P.               Colorado

UIH - SFCC II, Inc.                     Colorado

UIH - SFCC L.P.                         Colorado

UIH Taiwan Holdings, Inc.               Colorado

UIH U.K. Programming, Inc.              Colorado

UIH UK, Inc.                            Colorado

UIH Venezuela, Inc.                     Colorado

UIH XYZ Holdings, Inc.                  Colorado

UIH Argentina, Inc.                     Colorado

UIH AML, Inc.                           Colorado

UIHLA, Management, Inc.                 Colorado

UIHLA Holdings, Inc.                    Colorado

UIM Aircraft, Inc.                      Colorado

United International Holdings           Argentina
 Argentina S.A.

United International Properties, Inc.   Colorado

United Wireless, Inc.                   Colorado

United Wireless Pty Limited             Auatralia

United Family Communications LLC        Delaware

United and Philips Communications B.V.  Netherlands

Valle De Tulum S.A.                     Argentina

Vencom, C.A.                            Venezuela

Vision por Cable de Oaxaca, S.A. de     Mexico
 C.V.

VTR Galaxy de Chile S.A.                Chile

VTR Hipercable, S. A.                   Chile

VTR Telefonica S.A.                     Chile

VTR Cable Express S.A.                  Chile

VTR Cable Express (Chile) S.A.          Chile

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NAME OF SUBSIDIARY                      JURISDICTION
------------------                      ------------

XYZ Entertainment Pty Limited           Australia


B.  Subsidiaries Held through United and Philips Communications B.V.

NAME OF SUBSIDIARY                      JURISDICTION
------------------                      ------------

A2000 Holding NV                        Netherlands

AB Finvision                            Sweden

AB SCD Finans                           Sweden

Akersberga Vision AB                    Sweden

Anfel-Kabelkom Cable Communications     Hungary
 Kft.

Ballinasloe Electronic Services Audio   Ireland
 Vision Ltd.

Bragatel                                Portugal

Burgos Sistemas de Cable, S.A.          Spain

Cable Networks Austria Holdings B.V.    Netherlands

Ceska Programova Spolecnost, s.r.o.     Czech Republic

Citecable Est SA                        France

Citecable Goussainville SA              France

Citecable Haute Saone SA                France

Citecable Jurassienne SA                France

Citecable Regions SA                    France

Citecable Rhone Alpes SA                France

Citecable SA                            France

Citecable Saintagne SA                  France

Citecable Caladois SA                   France

Citecable Auvergne SA                   France

Citecable Essonne SA                    France

Citecable Centre Bretagne SA            France

Citeservices SA                         France

Cork Communications Ltd.                Ireland

Culross Investments Limited             Ireland

EBS Musorszolgaltato Es Keszito Kft.    Hungary

Hajdu-Kabelkom Cable Communications     Hungary
 Kft.

Halmstads Kabelvision AB                Sweden

Horizon T.V. Distribution Limited       Ireland

Independent Wireless Cable Limited      Ireland

Intercable Sul-Televisao por Cabo,      Portugal
 S.A.

Intercabo Atlantico-Comunisacoes por    Portugal
 Cabo, S.A.

Intercabo Centro-Comunicacoes por       Portugal
 Cabo, S.A.

Intercabo Capital-Televisao por Cabo,   Portugal
 S.A.

Intercabo Norte - Comunicacoes por      Portugal
 Cabo, S.A.

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NAME OF SUBSIDIARY                      JURISDICTION
------------------                      ------------

Intercabo-Televisao par Cabo, SGPS,     Portugal
 LDA

Israel Cable Programming, Ltd.          Israel

Kabel Net Brno, a.s.                    Czech Republic

Kabel Net Holding, a.s.                 Czech Republic

Kabel-Fernsehen Hamburg Service         Germany
 Beteiligungs-GmbH

Kabelkom Kabeltelevizio Kft.            Hungary

Kabelkom Holding Co.                    Delaware

Kabelkom Management Co.                 Delaware

Kabelkom-Dunaujvaros Cable              Hungary
 Communications Ltd.

Kabelkom-Nyiregyhaza                    Hungary
 Kabelkommunikacios Kft.

Kabelkom-Pecsi Cable Television Ltd.    Hungary

Kabelkom-Szekesfehervar Cable           Hungary
 Kabelkommunikacios Kft.

Kabelkom-Szolnok Kabelkommunikacios     Hungary
 Kft.

Kabelkom-Veszprem Kabelkommunikacios
 Kft.                                   Hungary

Kabelrep Hirdetesszervezo Kft.          Hungary

Kabeltelevisie Eindhoven N.V.           Netherlands

Kabeltelevisie Amsterdam B.V.           Netherlands

Kabelvision KB                          Sweden

Kanal 2 A/S                             Norway

Kenniv Securities                       Ireland

Mediareseaux Marne SA                   France

Melita Partnership                      Colorado

Melita Cable TV Limited                 Malta

Melita Cable Holdings Limited           Malta

Multicanal Norte-Televisao por Cabo,    Portugal
 S.A.

Multicanal Holdings, S.R.L.             Romania

Multicanal Atlantico-Televisao por      Portugal
 Cabo, S.A.

Multicanal-Televisao por Cabo, LDA      Portugal

Norkabel AS                             Norway

Norkabelgruppen A/S                     Norway

Oslo Kabelanlegg A/S                    Norway

Pluricanal Leiria                       Portugal

Pluricanal Aveiro                       Portugal

Princes Holdings Limited                Ireland

Radio Public N.V./S.A.                  Belgium

RKS Kabel-Fernsehen Hamburg Service     Germany
 Gmbh & Co. KG

S.H.E. Service - Heset Elektronic AB    Sweden
Santander de Cable S.A.                 Spain

SCD Invest AB                           Sweden

SCD Holding AB                          Sweden

Slovatel s.r.o.                         Slovakia

Swedish Cable & Dish Aktiebolag         Sweden

T.V. Sparts Limited                     Ireland

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NAME OF SUBSIDIARY                      JURISDICTION
------------------                      ------------

Telekabel Fernsehnetz Wiener            Austria
 Neustadt/Neukirchen
 Betriebsgesellschaft mbh

Telekabel Fernsehnetz Region Baden      Austria
 Betriebsgesellschaft mbh

Telekabel Fernsehnetz Klagenfurt        Austria
 Betriebsgesellschaft mbh

Telekabel Fernsehnetz Graz              Austria
 Betriebsgesellschaft mbh

Telekabel Wien Aktiengesellschaft       Austria

Telestar-Kabelkom Cable                 Hungary
 Communications Ltd.

Tevel Israel International              Israel
 Communications, Ltd.

Tishdoret Achzakot, Ltd.                Israel

Trnavatel s.r.o.                        Slovakia

UCI Enterprises, Inc.                   Colorado

UCT Netherlands, B.V.                   Netherlands

UIH Slovakia, Inc.                      Colorado

UIH Spain, Inc.                         Colorado

UIH Turkey, Inc.                        Colorado

UIH Romania, Inc.                       Colorado

UIH Portugal, Inc.                      Colorado

UIH Iberia S.L.                         Spain

UIH Central and East European           Hungary
 Investments, Ltd.

UIH Bulgaria, Inc.                      Colorado

UIH Romania Ventures, Inc.              Delaware

UII Management                          Colorado

UII-Ireland Ltd.                        Colorado

UII-Ireland Limited Liability Company   Utah

United Communications International     Colorado

United International Investments        Colorado

United and Phillips Communication B.V.  Netherlands

Urbecable S.A.                          Spain

Westward Horizon Limited                Ireland

Westward Cables Limited                 Ireland